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                                                                   Exhibit 23.21


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Moore North America Finance, Inc. on Form S-4 of our report dated September 9, 2002 related to the consolidated financial statements of Wallace Computer Services, Inc. as of and for the year ended July 31, 2002, (which audit report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures), appearing in the Current Report on Form 8-K/A of Moore Wallace Incorporated (formerly Moore Corporation Limited) dated July 29, 2003 and to the reference to us under the heading "Experts" in this prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
Chicago, Illinois
September 25, 2003